As filed with the Securities and Exchange Commission on May 2, 2025

Registration No. 333-150087

Registration No. 333-162303

Registration No. 333-189392

Registration No. 333-197405

Registration No. 333-199359

Registration No. 333-208923

Registration No. 333-211919

Registration No. 333-215792

Registration No. 333-219783

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-150087

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-162303

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-189392

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-197405

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-199359

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-208923

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-211919

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-215792

Post-Effective Amendment No. 1 TO FORM S-3 REGISTRATION STATEMENT NO. 333-219783

UNDER

THE SECURITIES ACT OF 1933

NeuroMetrix, Inc.

(Exact name of registrant as specified in its charter)

Delaware	04-3308180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Gill Street

Woburn, Massachusetts 01801

Telephone: (781) 890-9989

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Shai N. Gozani, M.D., Ph.D.

President and Chief Executive Officer

NeuroMetrix, Inc.

4B Gill Street

Woburn, Massachusetts 01801

Telephone: (781) 890-9989

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies to:

Megan N. Gates, Esq.

Covington & Burling LLP

One International Place, Suite 1020

Boston, MA 02111

(617) 603-8805

Approximate date of commencement of proposed sale to the public: Not applicable.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

DEREGISTRATION OF UNSOLD SECURITIES

These Post-Effective Amendments (these “Post-Effective Amendments”) filed by NeuroMetrix, Inc., a Delaware corporation (the “Registrant”), terminate all offerings and deregister any and all securities, registered but unsold or otherwise unissued as of the date hereof under the following Registration Statements on Form S-3 (each, a “Registration Statement”, and collectively, the “Registration Statements”) filed by the Registrant with the U.S. Securities and Exchange Commission (the “SEC”). The number of shares of common stock originally registered referenced for all Registration Statements have not been adjusted to reflect the one-for-eight reverse stock split that became effective on November 21, 2023.

●	Registration Statement on Form S-3 (No. 333-150087) pertaining to the registration of the sale of up to 725,968 shares of common stock, which was filed with the SEC on April 4, 2008 and amended on May 13, 2008.
●	Registration Statement on Form S-3 (No. 333-162303) pertaining to the registration of the sale of up to 4,436,772 shares of common stock, which was filed with the SEC on October 2, 2009 and amended on November 12, 2009.
●	Registration Statement on Form S-3 (No. 333-189392) pertaining to the registration of the sale of up to 3,974,769 shares of common stock, which was filed with the SEC on June 17, 2013.
●	Registration Statement on Form S-3 (No. 333-197405) pertaining to the registration of the sale of up to 2,592,334 shares of common stock, which was filed with the SEC on July 14, 2014 and amended on July 25, 2014.
●	Registration Statement on Form S-3 (No. 333-199359) pertaining to the registration of the sale of up to 3,300,979 shares of common stock, which was filed with the SEC on October 15, 2014.
●	Registration Statement on Form S-3 (No. 333-208923) pertaining to the registration of the sale of up to 16,505,880 shares of common stock, which was filed with the SEC on January 8, 2016.
●	Registration Statement on Form S-3 (No. 333-211919) pertaining to the registration of the sale of up to 24,191,136 shares of common stock, which was filed with the SEC on June 8, 2016.
●	Registration Statement on Form S-3 (No. 333-215792) pertaining to the registration of the sale of up to 20,750,000 shares of common stock, which was filed with the SEC on January 27, 2017.
●	Registration Statement on Form S-3 (No. 333-219783) pertaining to the registration of the sale of up to 2,661,597 shares of common stock, which was filed with the SEC on August 8, 2017 and amended on October 20, 2017.

Pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated as of December 17, 2024, among the Registrant, electroCore, Inc. a Delaware corporation (“Parent”), and Nexus Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Subsidiary”), Merger Subsidiary was merged with and into the Registrant (the “Merger”), with the Registrant continuing as the surviving corporation and a wholly owned subsidiary of Parent. The Merger became effective on May 1, 2025.

As a result of the transactions contemplated by the Merger Agreement, the Company has terminated all offerings of its securities pursuant to the Registration Statements and, in accordance with undertakings made by the Company in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, hereby removes and withdraws from registration all securities registered pursuant to the Registration Statements that remain unsold as of the date hereof. The Registration Statements are hereby amended, as appropriate, to reflect the deregistration of such securities.

The foregoing description of the Merger, the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the Merger Agreement, which is attached as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed with the SEC on December 17, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused these Post-Effective Amendments to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts, on May 2, 2025:

NEUROMETRIX, INC.

By:	/s/ Shai N. Gozani, M.D., Ph.D.
Name:	Shai N. Gozani, M.D., Ph.D.
Title:	President and Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.